Exhibit 10.15

SHARED SERVICES AGREEMENT

This SHARED SERVICES AGREEMENT (this “Agreement”) is made and entered into by and between Fortress Biotech, Inc., a Delaware corporation (“FBIO”) and Journey Medical Corporation, a Delaware corporation (“Journey”) as of [ ], 2021 (the “Effective Date”). Each of FBIO and Journey may be referred to herein as a “Party,” or collectively as the “Parties.”

WHEREAS, the Parties wish to realize cost efficiencies made available through sharing certain aspects of their operations, including particularly shared employees and personnel, as well as other miscellaneous costs as may be agreed; and

WHEREAS, the Parties wish to allocate costs generated by the Parties’ activities in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

SECTION 1. Effective Date; Termination. The term of this Agreement will commence on the Effective Date and will continue until terminated by either Party by providing fifteen (15) days’ prior written notice to the other Party (or sooner upon the Parties’ mutual written consent). In addition, either Party may terminate this Agreement upon seven (7) days’ notice to the other Party based upon the other Party’s material breach of this Agreement which is not cured within such notice period.

SECTION 2. Relationship of the Parties. The Parties agree to share the costs of certain services which they individually require for the operation of the respective companies. The arrangements made pursuant to this Agreement shall not be deemed to constitute a partnership, joint venture, or agency relationship between the Parties. All arrangements contemplated by this Agreement, including the specific arrangements set forth in Section 3, are subject to modification upon mutual agreement of the Parties so long as such arrangements, so modified, continue to be consistent with the principles set forth in this Section 2.

SECTION 3. Employee Sharing Arrangement. In furtherance of the general principles set forth in Section 2 above, the Parties have agreed to allocate the costs for employees and other personnel of FBIO who may be assigned to provide services to Journey (the “Assigned Employees”). The Assigned Employees will be identified and set forth on Schedule I hereto from time to time, together with a percentage reflecting the Parties’ expectation of the amount of such Assigned Employee’s business time that will be spent providing services for Journey (the “Applicable Percentage”). Following the conclusion of each month while this Agreement is in effect, Journey will pay to FBIO an amount reflecting the compensation and benefits paid by FBIO (calculated using monthly salary, or relevant prorated salary, plus FICA, plus benefits, less employee benefit contribution) to each Assigned Employee with respect to such period, multiplied by the Applicable Percentage for each such Assigned Employee; provided, however, on an annual basis a bonus recommendation shall be agreed upon by the Parties, which shall be split between FBIO and Journey based upon the Applicable Percentage with respect to such period. The Parties shall review the work being performed hereunder at least quarterly and will work in good faith to adjust the Applicable Percentage as may be necessary for any Assigned Employee. Notwithstanding the foregoing, Journey may cease its use of any Assigned Employee upon written notice to FBIO, subject only to payment for all services rendered by such Assigned Employee through the date of termination.

SECTION 4. Agreements Regarding Employees. The following provisions will apply with respect to the services provided to Journey by the Assigned Employees.

(a)            The Assigned Employees will remain employees of FBIO, and FBIO will be responsible for payment of all employment-related compensation, including any wages, salary, overtime compensation, bonuses, or any other type of remuneration for employment. FBIO will also be responsible for withholding taxes as required by applicable federal, state, or local law, and for payment of applicable employment taxes and unemployment contributions. FBIO will provide workers compensation coverage as required by law for the Assigned Employees. FBIO will provide employee benefits for the Assigned Employees (including but not limited to health, life, and disability insurance, vacation and holiday pay, and retirement benefits) to the extent required by law and in accordance with its applicable policies.

(b)            Journey will have the authority to supervise the Assigned Employees and direct and control the day-to-day activities of the Assigned Employees while providing services to Journey hereunder. Without limiting the foregoing, Journey will have the right to control the Assigned Employees’ conduct as necessary to ensure safety and security and to prevent fraud, misconduct, conflict of interest, gross neglect of duty or other unprofessional or unethical conduct in connection with the services provided hereunder.

(c)            Journey will use reasonable efforts to provide the Assigned Employees with safe working conditions, and will require the Assigned Employees to comply with reasonable safety rules and procedures applicable to Journey’s own employees. Journey will cooperate with FBIO’s workers’ compensation carrier and liability insurance carrier with regard to any claims made with respect to the Assigned Employees.

(d)            The Parties agree that all personnel services shall be performed: (i) in a prudent and efficient manner, (ii) in all material respects in accordance with all applicable laws, regulations, codes, permits and licenses; and (iii) in accordance with the standard business practices and procedures utilized by each Party in its own business.

SECTION 5. Confidentiality.

(a)            Confidential Information. Each Party acknowledges and agrees that as a result of the performance of this Agreement, each Party may receive confidential and/or proprietary information of the other Party, or such other Party’s representatives or clients, including, without limitation, data, reports, research, test results or methods, formulae, analyses, designs, drawings, computer software, specifications, proposals, plans, business plans, product information and developments, strategies, projections and forecasts, budgets, information of or relating to representatives of a Party, information regarding patents, copyrights, trademarks, service marks, trade secrets or other intellectual property rights (or the subject matter thereof) and other materials and information relating to the business of a Party or its representatives (all of the foregoing materials and information, collectively, “Confidential Information”). Confidential Information includes all forms in which information is preserved or delivered, including, without limitation, information received or communicated in written, electronic, or oral form. Notwithstanding anything to the contrary contained in this Agreement, Confidential Information shall not include (i) information in the public domain other than by reason of the improper disclosure thereof by a Party, (ii) information that was in the possession of a Party at the time of its disclosure to such Party, and (iii) information independently developed by a Party.

(b)            Non-disclosure. Each Party acknowledges and agrees that the Confidential Information of the other Party is and shall be the sole and exclusive property of such other Party or such other Party’s representatives. Each Party further agrees that it shall not directly or indirectly communicate or disclose to any person or entity any Confidential Information of the other Party or such other Party’s representatives, or use any such Confidential Information for any purpose, in either case without the prior written consent of such other Party; provided, however, that Confidential Information may be disclosed by either Party to the extent required by law, if the disclosing Party gives the other Party as much prior notice as is reasonably possible of any such disclosure. Each Party shall require its representatives who have access to any Confidential Information of the other Party or the other Party’s representatives to comply with the provisions of this Section and each Party agrees that a breach of this Agreement (including this Section) by a Party’s representatives shall constitute a breach by such Party.

SECTION 6. Ownership of Intellectual Property. FBIO acknowledges that Journey owns all rights, title and interests (including, without limitation, all intellectual property rights) in and to all: (a) documents, analysis, reports, information, data, graphics and other materials and work product created, written, developed or delivered by the Assigned Employees in the performance of the services for Journey hereunder, and (b) methods, processes and inventions first conceived by any of Assigned Employees in performance of the services for Journey hereunder (collectively, “Inventions”). All works of authorship arising out of the Assigned Employees’ performance of the services for Journey hereunder shall be works made for hire as that term is defined under U.S. copyright laws, and Journey is the sole author and owner thereof. In addition, FBIO hereby assigns, agrees to assign, and upon creation of all Inventions automatically does assign to Journey, its successors and assigns, all rights, title and interests in and to the Inventions, including but not limited to: (i) patents, patent applications and patent rights throughout the world; (ii) rights associated with works of authorship throughout the world, including copyrights, copyright applications, copyright registrations, mask work rights, mask work applications and mask work registrations; and (iii) rights analogous to those set forth herein and any other proprietary rights relating to intangible property. With respect to works of authorship included in the Inventions, the foregoing assignment is undertaken in part as a contingency against the possibility that any Invention may not, by operation of law, be considered a work made for hire by FBIO for Journey. From time to time upon Journey’s request, FBIO agrees to confirm such assignments by execution and delivery of such written instruments as Journey may request, without additional consideration. FBIO hereby irrevocably grants Journey power of attorney to execute and deliver any such documents on FBIO’s behalf in its name and to do all other lawfully permitted acts to confirm, vest or transfer rights in the Inventions to Journey and to further the transfer, issuance, prosecution and maintenance of all intellectual property rights therein. Notwithstanding the foregoing, this Agreement does not grant a Party any right to Inventions created solely by the other Party or its agents during the term of this Agreement, except as described above.

SECTION 7. Indemnification; Limitation of Liability; Disclaimer of Warranty.

(a)            Indemnification. FBIO will indemnify and hold Journey, its directors, officers, employees and agents harmless from and against any and all claims, causes of action, suits, investigations, losses, penalties, liabilities, costs, damages and/or fees (including, without limitation, reasonable attorneys’ fees) asserted against or incurred by any such persons or entities arising out of or relating to (1) FBIO’s failure or alleged failure to comply with its obligations pursuant to this Agreement, and/or (2) any allegedly willful, intentional, reckless, or negligent acts of FBIO (and/or its agents). Because Journey is directing, controlling and supervising the Assigned Employees during their provision of services to Journey, Journey agrees to indemnify and hold FBIO, its directors, officers, employees and agents harmless from and against any and all claims, causes of action, suits, investigations, losses, penalties, liabilities, costs, damages and/or fees (including, without limitation, reasonable attorneys’ fees) asserted against or incurred by any such persons or entities arising out of or related to (i) Journey’s failure or alleged failure to comply with its obligations pursuant to this Agreement, (ii) any allegedly willful, intentional, reckless, or negligent acts of Journey (and/or its agents), and/or (iii) the Assigned Employees’ performance of services for Journey.

(b)            Limitation of Liability. Nothing in this Agreement shall be construed as allowing the recovery of incidental, consequential, punitive or other exemplary damages by either Party for the breach of any obligation contained in this Agreement by the other Party, and the Parties hereby waive any claim for incidental, consequential, punitive or other exemplary damages against the other Party under this Agreement.

(c)            Disclaimer of Warranty. FBIO is not delivering a product or supplying a specific service, and the Assigned Employees are providing services to Journey under the direction, control and supervision of Journey. As such, FBIO makes no representations or warranties, express or implied, with regard to the Assigned Employees or the services they perform, and all such representations and warranties are hereby expressly disclaimed.

SECTION 8. Survival. The expiration or termination of this Agreement shall not affect either Party’s obligation to pay any fees accrued, or to reimburse any cost or expense incurred, prior to the effective date of expiration or termination, it being acknowledged and agreed that such covenant and obligation shall survive the expiration or termination of this Agreement. In addition and without limiting the foregoing, the provisions of Sections 5, 6, 7, 8, 10, 11, 12, 14, 16 and 17 hereof will survive the termination of this Agreement for any reason.

SECTION 9. Force Majeure. Notwithstanding anything contained in this Agreement to the contrary, no Party shall be liable to any other Party for a failure to perform any obligation under this Agreement if such Party shall be prevented from such performance by reason of fires, strikes, labor unrest, embargoes, civil commotion, acts of civil or military authorities, acts of God, or other contingencies beyond the reasonable control of the Parties, including equipment failures, and all provisions herein requiring performance within a specified period shall be deemed to have been modified in order to extend the period in which such performance shall be required in order to accommodate the period of the pendency of such contingency which shall prevent such performance.

SECTION 10. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein and shall be enforced to the greatest extent permitted by law, except that if such invalidity, illegality or unenforceability should change the basic economic positions of the Parties, they shall negotiate in good faith such changes in other terms as shall be practicable in order to restore them to their prior positions.

SECTION 11. Notices. Any notice, payment, demand, or other communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (i) when delivered personally to the Party, (ii) when received, if sent by registered or certified mail, return receipt requested, postage and charges prepaid, or (iii) when received, if sent by Federal Express or similar overnight national courier, in any case addressed as follows (or to such other address as a Party may designate by notice to the other):

To FBIO:

Fortress Biotech, Inc.
                                   2 Gansevoort, 9th Floor
                                   New York, NY 10014

Attention: General Counsel

To Journey:

Journey Medical Corporation

9237 E Via De Ventura Blvd. Suite 105
                                   Scottsdale, AZ 85258

Attention: General Counsel

SECTION 12. Assignment; Binding Agreement. No Party may assign its rights and obligations, either in whole or in part, without the prior written consent of the other Party. The covenants, conditions and provisions hereof are and shall be for the exclusive benefit of the Parties and their permitted successors and assigns, and nothing herein, express or implied, is intended or shall be construed to confer upon or to give any person or entity other than the Parties and their permitted successors and assigns any right, remedy or claim, legal or equitable, under or by reason of this Agreement.

SECTION 13. Authority. Each Party represents that it has the full power and authority to enter into and perform this Agreement.

SECTION 14. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior representations, negotiations, agreements, and understandings of the Parties, oral and written, with respect to the subject matter hereof, all of which are deemed to have been merged herein. This Agreement may be modified only by an agreement in writing executed by all of the Parties.

SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Agreement.

SECTION 16. Governing Law. This Agreement will be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions of any jurisdiction.

SECTION 17. Other Definitional Provisions; Interpretation. The terms “hereof,” “herein” and “hereunder” and terms of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references contained in this Agreement are references to Sections in this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. Whenever the term “including” is used in this Agreement (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) in connection with a listing of items within a particular classification, that listing shall be interpreted to be illustrative only and shall not be interpreted as a limitation on, or an exclusive listing of, the items within that classification. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Shared Services Agreement as of the date first written above.

FORTRESS BIOTECH, INC.		JOURNEY MEDICAL CORPORATION

BY:		BY:

Name:	Lindsay A. Rosenwald, M.D.	Name:	Claude Maraoui

Title:	President & CEO	Title:	President & CEO

[Signature page to Shared Services Agreement]

SCHEDULE I

Assigned Employee	Applicable Percentage	Services Commencement Date	Journey Commencement Initials	FBIO Commencement Initials	Services Termination Date	Journey Termination Initials	FBIO Termination Initials